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                                                                      EXHIBIT 99

PRESS RELEASE
APRIL 1, 2002


[WILLIAMS COMMUNICATIONS LOGO]   NEWS RELEASE


Date:     April 1, 2002


Contact:  Deborah Trevino                    Lindsay Hurley
          Williams Communications (media)    Williams Communications (investors)
          (918) 547-4764                     (918) 547-3773
          deborah.trevino@wcg.com            LINDSAY.HURLEY@WCG.COM

         WILLIAMS COMMUNICATIONS CONTINUES PROGRESS TOWARD FINANCIAL
         RESTRUCTURING
         Company Announces Closing of ADP Facility


         TULSA - Williams Communications (OTCBB:WCGR), a leading provider of broadband services for bandwidth-centric customers, today announced that it had accomplished two key milestones in its previously-announced restructuring efforts. On March 29, 2002, the Company closed on the purchase of certain important network assets that had been leased from third parties pursuant to an asset defeasance program (ADP). As a consequence, title to those assets has been transferred to Williams Communications. The purchase price of approximately $753 million was paid by The Williams Companies, Inc. (NYSE:WMB) in accordance with a 1999 agreement. In exchange, the Company delivered an unsecured note to The Williams Companies in the approximate amount of $753 million.

         As previously announced and as noted by the Company's auditors in the Company's Annual Report on Form 10-K, the Company's banks have informed Williams Communications that, in their view, there may be a default under the Company's bank credit facility. The banks have reserved their rights accordingly. The banks' position is reflected in the report of the Company's independent public accountants in an "explanatory paragraph." As reflected in the Company's Annual Report on Form 10-K, if Williams Communications is unable to successfully restructure its balance sheet, then its bank lenders may take steps that could disrupt the Company as a going concern. The Company has been working closely with its banks and other key creditor groups to formulate a comprehensive restructuring of its balance sheet that will enable Williams Communications not only to continue to operate, but to thrive as a leading provider of broadband services going


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forward. In recognition of the progress being made in that process, the banks have once again extended the negotiating period, this time to April 26, 2002, and remain supportive of the Company's restructuring efforts.

           To continue to conserve cash that would otherwise be devoted to debt service, Williams Communications also announced that it intends to avail itself of the 30-day grace period for the payment of interest on its senior redeemable notes, in the approximate aggregate amount of $91 million on a consolidated basis, that were scheduled for April 1, 2002. The Company is also suspending the quarterly dividend payment on its preferred stock.

         Scott Schubert, Williams Communications executive vice president and chief financial officer, commented, "Discussions with our creditors continue to be constructive. In the meantime, the $1 billion in cash on our balance sheet at the end of 2001 will be used to assure continued delivery of uninterrupted, high-quality service to our customers, which is in the best interests of all of our constituents."

         Williams Communications also announced today in its Form 10-K that it had taken asset impairment charges to its fourth quarter 2001 results. This move was prompted by general economic conditions, as well as conditions in the telecommunications industry. Despite the fact that it continues to successfully execute its operational plan, the Company has reduced the carrying value of its long-lived assets by $2.9 billion in the fourth quarter of 2001. Of the charge, $1.9 billion is related to fiber and conduit, while the remainder is attributable to equipment, international assets, wireless capacity, suspended or abandoned projects, intangibles and investments. After the charge, Williams Communications retains long-lived assets of approximately $4.5 billion. For the full year, Williams Communications' net loss was $3.8 billion or $7.86 per share. With regard to the Year 2002, the Company believes that the financial guidance announced on February 13, 2002, is no longer appropriate. Revised guidance will be provided after the Company has completed its restructuring process.

         Schubert added, "While it is premature to predict the timing and ultimate outcome of our balance sheet restructuring efforts, our focus has been and always will remain on sustaining the health of the business and maximizing enterprise value. Williams Communications remains committed to working through this period of uncertainty."

ABOUT WILLIAMS COMMUNICATIONS GROUP, INC. (OTCBB:WCGR)

Based in Tulsa, Okla., Williams Communications Group, Inc., is a leading broadband network services provider focused on the needs of bandwidth-centric customers. Williams Communications operates the largest, most efficient, next-generation network in North America. Connecting 125 U.S. cities and reaching five continents, Williams Communications provides customers with unparalleled local-to-global connectivity. By leveraging its infrastructure, best-in-breed technology, connectivity and network and broadband media expertise, Williams


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Communications supports the bandwidth demands of leading communications companies around the globe. For more information, visit www.williamscommunications.com.


FORWARD-LOOKING STATEMENTS

Statements made in this release regarding the Company's or management's intentions, beliefs, expectations or predictions for the future are "forward-looking statements" and are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected. These risks, assumptions and uncertainties include: the risks associated with negotiating a comprehensive restructuring of the Company's debt, including the potential risks associated with commencement of a Chapter 11 case under the U.S. Bankruptcy Code and operating the business in Chapter 11; the possibility of further deterioration in the health of capital markets and the telecommunications industry and the company's ability to adapt to such conditions, particularly as a result of the perceived oversupply of bandwidth; the risk of competitors gaining competitive advantages by successfully completing a restructuring or bankruptcy reorganization process; the possibility that uncertainty or adverse publicity concerning the Company's efforts to restructure its balance sheet will hinder its ability to obtain new customers or undermine its commercial relationship with existing customers; the possibility that capital market constraints may further hinder "last mile" development and slow the growth in demand for bandwidth at the retail level; the possibility of adverse effects from changes in the legislative, regulatory, and business environments affecting the Company; the effects of and changes in political and/or economic conditions resulting from acts of war and/or terrorism; the Company's ability to raise capital in a cost-effective way, manage cash, make capital expenditures, generate operating cash flow, and meet debt obligations; the Company's ability to collect proceeds from the sale of the Solutions business; the Company's ability to manage operating costs and capital spending without limiting revenue growth; the financial health of the company's customers and the ability to collect revenues from customers; the Company's success in integrating the assets of iBEAM Broadcasting Corp., CoreExpress, Inc., or any other newly acquired businesses; changes in the technological, regulatory, or business environment applicable to WCG or the telecommunications industry generally; termination of the SBC alliance or SBC's inability to obtain regulatory approval to provide long-distance telecommunications services within markets in which it currently provides local services; the potential loss of other high-volume customers of the company; high levels of competition, including on pricing and product offerings of the company's network, lack of customer diversification, and general uncertainties of government regulation of the telecommunications industry; the Company's ability to deploy sophisticated technologies on a local-to-global basis; the Company's ability to obtain capacity for its network from other providers at economically justifiable rates; the possibility of adverse effects from rapid and significant developments or changes in the technology used by the company or its customers; the Company's ability to successfully market capacity on its network; the company's ability to maintain necessary rights of way for its

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network; changes in external competitive market factors that might affect results of operations; the effect of changes in accounting policies; the potential need to record additional impairment charges; the Company's ability to attract and retain essential employees; the costs and effects of current and future legal and administrative claims filed against the Company; the Company's ability to develop financial, management, and operating controls to manage costs and rapid change; and other risks referenced from time to time in the company's filings with the Securities and Exchange Commission, including its registration statements and its periodic reports on Form 10-K and Form 10-Q.

Note that all such forward-looking statements are made subject to the safe harbor protections provided by the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update such forward-looking statements to reflect actual changes or events after the date of this release.

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